EXHIBIT 1



         FOR IMMEDIATE RELEASE




                                   Contacts:  Elliot Sloane/Darren Brandt
                                              Edelman Financial
                                              212-704-8126/4449



               EXIDE ELECTRONICS, GROUP, INC. ADVISES SHAREHOLDERS
            TO REFRAIN FROM ANY ACTION IN RESPONSE TO DANAHER'S OFFER


              RALEIGH, NORTH CAROLINA, JULY 9, 1997: Exide Electronics Group, Inc. (NASDAQ: XUPS) said today that Danaher Corporation (NYSE: DHR) has stated that it expects to make a cash tender offer for the common stock of Exide Electronics.

              Exide said that its Board of Directors will review the unsolicited offer and will make a recommendation to Exide shareholders within ten business days of the commencement of the offer. The Company urges all Exide shareholders to take no action on the Danaher tender offer until Exide has publicly announced the recommendation of its Board of Directors.

              Headquartered in Raleigh, NC, Exide Electronics provides Strategic Power Management (TM) solutions to a broad range of businesses and institutions worldwide, including most Fortune 1000 companies. Exide's products are used for networking, financial, medical, industrial, telecommunications, military and aerospace applications - wherever continuous power is essential to daily operations.

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